Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Tiffany Louder, (214) 310-8407
Media: Dan Gugler, (310) 226-2645
Korn Ferry Announces First Quarter Fiscal 2027
Results of Operations
Highlights
▪Korn Ferry reports Q1 FY'27 fee revenue of $756.5 million, an increase of 7% year-over-year at both actual and constant currency.
•This marks our sixth consecutive quarter of top line growth.
•Fee revenue grew in all regions year-over-year, led by double digit growth in Search and Workforce Solutions of 10% and 11%, respectively.
▪Estimated remaining fees under existing contracts at the end of the first quarter were $1.9 billion, up 14% year-over-year.
▪Net income attributable to Korn Ferry was $69.0 million, an increase of 4% year-over-year, with a margin of 9.1%.
▪Adjusted EBITDA was $128.2 million, an increase of 7% year-over-year, with a margin of 17%.
▪Diluted and adjusted diluted earnings per share were $1.32 and $1.43 in Q1 FY'27, up 5% and 9% year-over-year, respectively.
Los Angeles, CA, September 9, 2026 – Korn Ferry (NYSE: KFY), a global consulting firm, today announced first quarter fee revenue of $756.5 million. In addition, first quarter diluted earnings per share was $1.32 and adjusted diluted earnings per share was $1.43.
“I am very pleased with our quarterly performance. This marks our sixth consecutive quarter of top-line growth, demonstrating the momentum and durability of our business, as well as the sustaining value we are creating for our clients,” said Gary D. Burnison, CEO, Korn Ferry. “With AMS now part of Korn Ferry, we have brought together two iconic brands to create a global leader in talent and organizational consulting. AMS is a world-class firm that complements and meaningfully expands our Workforce Solutions and propels our We Are Korn Ferry strategy—to be the world’s conductor of talent and organizational orchestration.
“AMS brings profound operational capability, delivering technology-enabled talent solutions at scale, supported by long-term contracted client relationships. And at the heart of this combination is a belief that defines Korn Ferry: people are the catalyst for organizational success. I could not be more excited about our future.”

Selected Financial Results
(dollars in millions, except per share amounts) (a)

	First Quarter
	FY’27	FY’26
Fee revenue	$756.5	$708.6
Total revenue	$764.6	$715.5
Estimated remaining fees under existing contracts (b)	$1,915.0	$1,674.1
New business (c)	$832.3	$742.2
Fee earner new business productivity (d) - in thousands	$1,840	$1,610
Ending number of fee earners (e)	1,811	1,830
Net income attributable to Korn Ferry	$69.0	$66.6
Net income attributable to Korn Ferry margin	9.1%	9.4%
Basic earnings per share	$1.35	$1.28
Diluted earnings per share	$1.32	$1.26

Adjusted Results (f):	First Quarter
	FY’27	FY’26
Adjusted EBITDA	$128.2	$120.4
Adjusted EBITDA margin	17.0%	17.0%
Adjusted net income attributable to Korn Ferry (g)	$74.6	$69.2
Adjusted basic earnings per share (g)	$1.46	$1.33
Adjusted diluted earnings per share (g)	$1.43	$1.31
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Estimated value of an engagement awarded in the period evidenced by a signed contract.
(d)New business divided by average number of fee earners in the period annualized.
(e)Represents number of employees originating services.
(f)Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	First Quarter
	FY’27	FY’26
Integration/acquisition costs	$7.6	$1.5
(g)Adjusted net income attributable to Korn Ferry, Adjusted basic earnings per share and Adjusted diluted earnings per share are non-GAAP financial measures that adjust for items in (f) and the following, as applicable (see attached reconciliations):

	First Quarter
	FY’27	FY’26
Accelerated depreciation on digital technology platform	$—	$2.0
Tax effect on the adjusted items	$(1.9)	$(0.9)
The Company reported fee revenue in Q1 FY'27 of $756.5 million, an increase of 7% year-over-year at both actual and constant currency. Fee revenue grew in all Regions year-over-year, led by double digit growth in Search and Workforce Solutions.
Net income attributable to Korn Ferry was $69.0 million with a margin of 9.1% in Q1 FY'27, compared to net income attributable to Korn Ferry of $66.6 million with a margin of 9.4% in Q1 FY'26. Adjusted EBITDA was $128.2 million in Q1 FY'27 compared to $120.4 million in Q1 FY'26. Adjusted EBITDA margin in the quarter was 17.0%, flat year-over-year. Net income attributable to Korn Ferry and Adjusted EBITDA increased primarily due to an increase in fee revenue, partially offset by increases in compensation and benefits expenses and general and administrative expenses.

Results by Region
Selected Americas Data
(dollars in millions) (a)

	First Quarter
	FY’27	FY’26
Fee revenue	$442.1	$404.1
Total revenue	$447.6	$408.5

Estimated remaining fees under existing contracts (b)	$1,042.1	$875.1
New business (c)	$465.7	$404.1
Fee earner new business productivity (d) - in thousands	$1,920	$1,630
Ending number of fee earners (e)	971	973

Adjusted Results (f):	First Quarter
	FY’27	FY’26
Adjusted EBITDA	$116.4	$100.7
Adjusted EBITDA margin	26.3%	24.9%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Estimated value of an engagement awarded in the period evidenced by a signed contract.
(d)New business divided by average number of fee earners in the period annualized.
(e)Represents number of employees originating services.
(f)Adjusted results exclude the following:

	First Quarter
	FY’27	FY’26
Integration/acquisition costs	$—	$0.7
Fee revenue was $442.1 million in Q1 FY'27 compared to $404.1 million in Q1 FY'26, an increase of $38.0 million or 9% year-over-year at both actual and constant currency. The fee revenue increase was primarily driven by increases of 14% in both Search and Workforce Solutions.
Adjusted EBITDA was $116.4 million in Q1 FY'27 compared to $100.7 million in the year-ago quarter. Adjusted EBITDA margin in the quarter increased year-over-year by 140bps to 26.3%. Adjusted EBITDA increased primarily due to an increase in fee revenue, partially offset by increases in compensation and benefits expenses and cost of services.

Selected EMEA Data
(dollars in millions) (a)

	First Quarter
	FY’27	FY’26
Fee revenue	$227.7	$219.0
Total revenue	$229.6	$220.9

Estimated remaining fees under existing contracts (b)	$646.9	$572.5
New business (c)	$251.7	$227.3
Fee earner new business productivity (d) - in thousands	$1,790	$1,580
Ending number of fee earners (e)	556	578

Adjusted Results (f):	First Quarter
	FY’27	FY’26
Adjusted EBITDA	$37.3	$35.7
Adjusted EBITDA margin	16.4%	16.3%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Estimated value of an engagement awarded in the period evidenced by a signed contract.
(d)New business divided by average number of fee earners in the period annualized.
(e)Represents number of employees originating services.
(f)Adjusted results exclude the following:

	First Quarter
	FY’27	FY’26
Integration/acquisition costs	$—	$0.8
Fee revenue was $227.7 million in Q1 FY'27 compared to $219.0 million in Q1 FY'26, an increase of $8.7 million or 4% year-over-year at both actual and constant currency. Fee revenue increased in all Solution groups, led by Workforce Solutions and Talent & Organizational Solutions up 8% and 4%, respectively.
Adjusted EBITDA was $37.3 million in Q1 FY'27, compared to $35.7 million in the year-ago quarter. Adjusted EBITDA increased primarily due to an increase in fee revenue, partially offset by increases in compensation and benefits expenses and cost of services.

Selected APAC Data
(dollars in millions) (a)

	First Quarter
	FY’27	FY’26
Fee revenue	$86.7	$85.5
Total revenue	$87.5	$86.2

Estimated remaining fees under existing contracts (b)	$226.0	$226.6
New business (c)	$114.9	$110.7
Fee earner new business productivity (d) - in thousands	$1,620	$1,570
Ending number of fee earners (e)	284	279

Adjusted Results:	First Quarter
	FY’27	FY’26
Adjusted EBITDA	$19.2	$19.8
Adjusted EBITDA margin	22.2%	23.1%
______________________
(a)Numbers may not total due to rounding.
(b)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(c)Estimated value of an engagement awarded in the period evidenced by a signed contract.
(d)New business divided by average number of fee earners in the period annualized.
(e)Represents number of employees originating services.
Fee revenue was $86.7 million in Q1 FY'27 compared to $85.5 million in Q1 FY'26, an increase of $1.2 million or 1% (up 2% at constant currency). Fee revenue increased primarily driven by a 7% increase in Search, offset by a decline in the other Solution Groups.
Adjusted EBITDA was $19.2 million in Q1 FY'27 compared to $19.8 million in the year-ago quarter.

Outlook
Assuming no further changes in worldwide geopolitical conditions, economic conditions, financial markets and foreign exchange rates, and including the addition of AMS for September and October, on a consolidated basis:
▪Q2 FY’27 fee revenue is expected to be in the range of $860 million and $878 million;
▪Q2 FY'27 adjusted EBITDA margin is expected to range from 16.8% to 17.2%; and
▪Q2 FY’27 adjusted diluted earnings per share is expected to be in the range from $1.30 to $1.40.
Adjusted diluted earnings per share includes the net after tax impact of two months of incremental intangible asset amortization, incremental net interest expense and incremental shares issued in connection with the acquisition of AMS which closed on September 1, 2026.
Consolidated adjusted EBITDA margin and consolidated adjusted diluted earnings per share are non-GAAP financial measures. The Company is not providing an outlook for consolidated net income attributable to Korn Ferry margin or consolidated diluted earnings per share, the most directly comparable GAAP measures, or a quantitative reconciliation of those GAAP measures to the corresponding non-GAAP measures. The information necessary to present those GAAP measures on a forward-looking basis is not accessible without unreasonable efforts, because the Company is not able to estimate with reasonable certainty the integration and acquisition costs it will incur in connection with the AMS acquisition during the second quarter of fiscal 2027.
Earnings Conference Call Webcast
The earnings conference call will be held today at 12:00 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek, SVP Business Development & Analytics Gregg Kvochak and VP Investor Relations Tiffany Louder. The conference call will be webcast and available online at ir.kornferry.com. We will also post to the investor relations section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry
Korn Ferry is a global consulting firm that powers performance. We unlock the potential in your people and unleash transformation across your business—synchronizing strategy, operations, and talent to accelerate performance, fuel growth, and inspire a legacy of change. That’s why the world’s most forward-thinking companies across every major industry turn to us—for a shared commitment to lasting impact and the bold ambition to Be More Than.
Forward-Looking Statements
Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, including statements relating to expected labor market conditions, expected demand for and relevance of our products and services, expected results of our business diversification strategy, expected benefits and synergies from the AMS acquisition, impact of global events on our business, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to global and local political and or economic developments in or affecting countries where we have operations, such as inflation, trade wars, interest rates, labor market conditions, global slowdowns, or recessions, competition, geopolitical tensions, including the recent Middle East conflict, shifts in global trade patterns, changes in demand for our services as a result of automation, dependence on and costs of attracting and retaining qualified and experienced consultants, impact of inflationary pressures on our profitability, our ability to maintain relationships with customers and suppliers and retaining key employees, maintaining our brand name and professional reputation, our ability to successfully integrate acquired businesses, including the operations and employees of AMS, our ability to recognize the anticipate benefits of the acquisition of AMS which may be affected by, among other things, competition, our ability to grow and manage growth profitably, our ability to maintain relationships with customers and suppliers and retain key employees, costs related to the AMS acquisition, potential legal liability and regulatory developments, portability of client relationships, consolidation of or within the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to corporate responsibility matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, including as a result of recent workforce, real estate, and other restructuring initiatives, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities or events, changes to data security, data privacy, and data protection laws, dependence on third parties for the execution of critical functions, limited protection of our intellectual property, our ability to enhance, develop and respond to new technology, including artificial intelligence, our ability to successfully recover from a disaster or other business continuity problems, employment liability risk, an impairment in the carrying value of goodwill and other intangible assets, treaties, or regulations on our business and our Company, deferred tax assets that we may not be able to use, our ability to develop new products and services, changes in our accounting estimates and assumptions, the utilization and billing rates of our consultants, seasonality, the use of social media platforms, the ability to effect acquisitions, resulting organizational changes, our indebtedness, and those relating to the ultimate magnitude and duration of any pandemic or outbreaks. For a detailed description of risks and uncertainties that could cause differences from our expectations, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:
•Adjusted net income attributable to Korn Ferry, adjusted to exclude accelerated depreciation on our digital technology platform and integration/acquisition costs, net of income tax effect;
•Adjusted basic and diluted earnings per share, adjusted to exclude cost associated with accelerated depreciation on our digital technology platform and integration/acquisition costs, net of income tax effect;
•Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period; and
•Consolidated Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs when applicable, and Consolidated Adjusted EBITDA margin.
This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges, which are described in the footnotes in the attached reconciliations, represent 1) accelerated depreciation associated with the decision to sunset our digital technology platform and 2) costs associated with acquisitions, such as legal and professional fees, retention awards and on-going integration expenses. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Consolidated Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results. Management further believes that Consolidated Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.
[Tables attached]

KORN FERRY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended July 31,
	2026	2025

	(unaudited)
Fee revenue	$756,496	$708,613
Reimbursed out-of-pocket engagement expenses	8,126	6,930
Total revenue	764,622	715,543

Compensation and benefits	477,362	461,411
General and administrative expenses	80,231	63,874
Reimbursed expenses	8,126	6,930
Cost of services	83,328	77,194
Depreciation and amortization	22,195	22,686
Total operating expenses	671,242	632,095

Operating income	93,380	83,448
Other income, net	5,107	12,752
Interest expense, net	(4,342)	(3,516)
Income before provision for income taxes	94,145	92,684
Income tax provision	24,648	25,250
Net income	69,497	67,434
Net income attributable to noncontrolling interest	(530)	(798)
Net income attributable to Korn Ferry	$68,967	$66,636

Earnings per common share attributable to Korn Ferry:
Basic	$1.35	$1.28
Diluted	$1.32	$1.26

Weighted-average common shares outstanding:
Basic	50,351	51,466
Diluted	51,347	52,368

KORN FERRY AND SUBSIDIARIES
FINANCIAL SUMMARY BY REPORTING SEGMENT
(dollars in thousands)
(unaudited)

	Three Months Ended July 31,
	2026	2025	% Change
Fee revenue:
AMERICAS
Search	$209,325	$183,723	13.9%
Talent & Organizational Solutions	106,853	110,061	(2.9%)
Workforce Solutions	125,951	110,351	14.1%
Total Americas	442,129	404,135	9.4%
EMEA
Search	66,836	65,499	2.0%
Talent & Organizational Solutions	115,366	111,415	3.5%
Workforce Solutions	45,468	42,041	8.2%
Total EMEA	227,670	218,955	4.0%
APAC
Search	31,737	29,702	6.9%
Talent & Organizational Solutions	37,001	37,684	(1.8%)
Workforce Solutions	17,959	18,137	(1.0%)
Total APAC	86,697	85,523	1.4%

Total fee revenue	756,496	708,613	6.8%
Reimbursed out-of-pocket engagement expenses	8,126	6,930	17.3%
Total revenue	$764,622	$715,543	6.9%

Fee revenue by Solution Group:
Search	$307,898	$278,924	10.4%
Talent & Organizational Solutions	259,220	259,160	—%
Workforce Solutions	189,378	170,529	11.1%
Total fee revenue	$756,496	$708,613	6.8%

KORN FERRY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	July 31, 2026	April 30, 2026 (1)
	(unaudited)
ASSETS
Cash and cash equivalents	$800,852	$1,095,445
Marketable securities	15,439	38,914
Receivables due from clients, net of allowance for doubtful accounts of $44,591 and $42,527 at July 31, 2026 and April 30, 2026, respectively	615,274	573,350
Income taxes and other receivables	68,265	75,410
Unearned compensation	67,215	64,421
Prepaid expenses and other assets	71,923	58,437
Total current assets	1,638,968	1,905,977

Marketable securities, non-current	234,778	247,132
Property and equipment, net	193,676	191,531
Operating lease right-of-use assets, net	170,191	170,986
Cash surrender value of company-owned life insurance policies, net of loans	304,906	289,058
Deferred income taxes	118,383	113,207
Goodwill	945,837	950,636
Intangible assets, net	39,754	45,858
Unearned compensation, non-current	140,457	118,592
Investments and other assets	29,926	31,799
Total assets	$3,816,876	$4,064,776

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$50,316	$49,682
Income taxes payable	18,718	19,573
Compensation and benefits payable	299,408	570,242
Operating lease liability, current	30,621	28,111
Other accrued liabilities	292,154	314,402
Total current liabilities	691,217	982,010

Deferred compensation and other retirement plans	531,991	510,774
Operating lease liability, non-current	163,701	164,899
Long-term debt	398,778	398,565
Deferred tax liabilities	6,607	5,723
Other liabilities	23,305	23,902
Total liabilities	1,815,599	2,085,873

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 80,165 and 79,203 shares issued and 50,790 and 50,225 shares outstanding at July 31, 2026 and April 30, 2026, respectively	276,212	284,370
Retained earnings	1,799,808	1,761,063
Accumulated other comprehensive loss, net	(81,633)	(72,827)
Total Korn Ferry stockholders' equity	1,994,387	1,972,606
Noncontrolling interest	6,890	6,297
Total stockholders' equity	2,001,277	1,978,903
Total liabilities and stockholders' equity	$3,816,876	$4,064,776
(1) information is derived from audited financial statements included in our most recently filed Form 10-K.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands)
(unaudited)

	Three Months Ended July 31,
	2026	2025

Net income attributable to Korn Ferry	$68,967	$66,636
Net income attributable to non-controlling interest	530	798
Net income	69,497	67,434
Income tax provision	24,648	25,250
Income before provision for income taxes	94,145	92,684
Interest expense, net	4,342	3,516
Depreciation and amortization (1)	22,195	22,686
Integration/acquisition costs (2)	7,554	1,508
Adjusted EBITDA	$128,236	$120,394

Net income attributable to Korn Ferry margin	9.1%	9.4%
Net income attributable to non-controlling interest	0.1%	0.1%
Income tax provision	3.3%	3.6%
Interest expense, net	0.6%	0.5%
Depreciation and amortization (1)	2.9%	3.2%
Integration/acquisition costs (2)	1.0%	0.2%
Adjusted EBITDA margin	17.0%	17.0%

Net income attributable to Korn Ferry	$68,967	$66,636
Accelerated depreciation on digital technology platform (1)	—	1,977
Integration/acquisition costs (2)	7,554	1,508
Tax effect on the adjusted items (3)	(1,897)	(883)
Adjusted net income attributable to Korn Ferry	$74,624	$69,238

Basic earnings per common share	$1.35	$1.28
Accelerated depreciation on digital technology platform (1)	—	0.04
Integration/acquisition costs (2)	0.15	0.03
Tax effect on the adjusted items (3)	(0.04)	(0.02)
Adjusted basic earnings per share	$1.46	$1.33

Diluted earnings per common share	$1.32	$1.26
Accelerated depreciation on digital technology platform (1)	—	0.04
Integration/acquisition costs (2)	0.15	0.03
Tax effect on the adjusted items (3)	(0.04)	(0.02)
Adjusted diluted earnings per share	$1.43	$1.31
Explanation of Non-GAAP Adjustments
(1)Depreciation and amortization includes $2.0 million of accelerated depreciation associated with the decision to sunset the digital technology platform in the three months ended July 31, 2025.
(2)Costs associated with current and previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses.
(3)Tax effect on the accelerated depreciation on the digital technology platform and integration/acquisition costs.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(dollars in thousands)
(unaudited)

	Three Months Ended July 31,
	2026				2025

			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin			Net income attributable to Korn Ferry	Net income attributable to Korn Ferry margin
Consolidated			$68,967	9.1%			$66,636	9.4%

	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin

Americas	$442,129	$447,550	$116,419	26.3%	$404,135	$408,462	$100,747	24.9%
EMEA	227,670	229,580	37,280	16.4%	218,955	220,875	35,727	16.3%
APAC	86,697	87,492	19,219	22.2%	85,523	86,206	19,769	23.1%
Corporate	—	—	(44,682)		—	—	(35,849)
Consolidated	$756,496	$764,622	$128,236	17.0%	$708,613	$715,543	$120,394	17.0%